                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                               SCHEDULE 14A INFORMATION
                     PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                          THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                               ADAPTIVE SOLUTIONS, INC.
                   (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                               ADAPTIVE SOLUTIONS, INC.
                          1400 N.W. COMPTON DRIVE, SUITE 340
                               BEAVERTON, OREGON  97006
                                ______________________

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ______________________



To the Shareholders of Adaptive Solutions, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Adaptive Solutions, Inc., an Oregon corporation (the "Company"), will be held on Wednesday, May 21, 1997, at 8:30 a.m. local time, at 1600 N.W. Compton Drive, Tenant Conference Room, Beaverton, Oregon, 97006, for the following purposes:

         1. ELECTION OF DIRECTORS. To elect six (6) Directors to serve until the next annual meeting and until their successors have been duty elected and qualified.

         2 RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

         3. AMENDMENTS TO THE COMPANY'S 1988 STOCK INCENTIVE PLAN. To approve amendments to the Company's 1988 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 600,000 shares, and to reserve
              100,000 shares, of the additional 600,000 shares, for issuance upon exercise of options which may be granted to Directors of the Company. The 1988 Stock Incentive Plan, as amended, is attached as Exhibit A.

         4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 28, 1997 are entitled to notice of and to vote at the Annual Meeting.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                  By Order of the Board of Directors,



                                  Daniel J. Meub
                                  President and Chief Executive Officer

Beaverton, Oregon
April 16, 1997


IT IS IMPORTANT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.


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                               ADAPTIVE SOLUTIONS, INC.

                                 PROXY STATEMENT FOR
                            ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON MAY 21, 1997
                                  _________________

                                     INTRODUCTION



    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Adaptive Solutions, Inc., an Oregon corporation (the "Company" or "Registrant"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, May 21, 1997, at 8:30 a.m. local time, at 1600 N.W. Compton Drive, Tenant Conference Room, Beaverton, OR 97006, and at any adjournment or adjournments thereof.

    At the Annual Meeting, the shareholders of the Company (the "Shareholders") will be asked to elect six (6) Directors to the Company's Board of Directors, to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, to approve amendments to the Company's 1988 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 600,000 shares, and to reserve 100,000 shares, of the additional 600,000 shares, for issuance upon exercise of options which may be granted to Directors of the Company, and to transact such other business as may properly come before the Annual Meeting. All proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted.

    Any proxy given by a Shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by duly executed proxy bearing a later date or by a Shareholder attending the Annual Meeting and expressing a desire to vote his or her shares in person. This Proxy Statement and the accompanying form of Proxy are being mailed to the Shareholders on or about April 16, 1997.

    The Board of Directors has fixed the close of business on March 28, 1997 as the record date for the determination of Shareholders entitled to vote at the Annual Meeting and any adjournment or adjournments thereof. At the close of business on the record date there were 6,987,864 shares of common stock, no par value, of the Company (the "Common Stock") outstanding. Holders of shares of Common Stock on the record date are entitled to one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business. If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the shares of Common Stock represented thereby in accordance with such choice. If no choice is specified, the shares will be voted FOR the Directors nominated, FOR the ratification of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, FOR the amendments to the Company's 1988 Stock Incentive Plan, and in the discretion of the proxy holders as to any other matter to properly come before the meeting.

    In the event that sufficient votes in favor of proposals are not received by the date of the Annual Meeting, persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.

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    The cost of preparing, assembling, printing and mailing the Proxy
Statement, the Notice of Meeting and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company.



                                ELECTION OF DIRECTORS
                                   (PROPOSAL NO. 1)


    The authorized number of Directors of the Company is between three (3) and seven (7) and is currently set at six (6). At the Annual Meeting, six (6) Directors will be elected to serve until the next annual meeting or until their successors are duly elected and qualified. The Company intends to nominate for election as Directors the persons named below, all of whom are incumbent Directors. All of these nominees have indicated that they are able and willing to serve as Directors. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Unless otherwise instructed, the proxy holders intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees.

INFORMATION CONCERNING NOMINEES

    All Directors are elected at the Annual Meeting to serve until the following Annual Meeting and until their successors are duly elected and have been qualified. There is no family relationship among any officers or Directors. The following table sets forth the names of and certain information about the Board of Directors' nominees for election as a Director.

    NAME                        AGE      POSITION WITH THE COMPANY
    ----                        ---      --------------------------

    C. Scott Gibson             44       Chairman of the Board of Directors
    Daniel J. Meub              43       President, Chief Executive Officer
                                            and  Director
    Dan Hammerstrom, Ph.D.      48       Chief Technical Officer and Director
    T. Peter Thomas             50       Director
    Frederick M. Haney, Ph.D.   56       Director
    Jean-Claude Peterschmitt    63       Director


    C. SCOTT GIBSON has served as a Director since August 1992 and was elected Chairman of the Board in December 1992. Mr. Gibson co-founded Sequent Computer Systems, Inc., a computer supplier, in 1983 and served as Sequent's President from 1988 through March 1992. Prior to founding Sequent, Mr. Gibson was General Manager of the Memory Components Operation at Intel Corporation, a chip manufacturer. Mr. Gibson received a B.S. in Electrical Engineering and MBA from the University of Illinois. He currently serves as Chairman of the Board of the Oregon Graduate Institute of Science and Technology, and as a Director of Radisys Corporation, Triquint Semiconductor, Inc., Integrated Measurement Systems, Inc., Inference Corporation and of several privately held technology companies.

  DANIEL J. MEUB has been President and Chief Executive Officer and a Director of the Company since December 1996. From 1995 to 1996 Mr. Meub was Executive Vice President of Marketing and Product Development with Now Software, a supplier of Macintosh and PC based time management and utility software. From 1993 to 1994 Mr. Meub was employed by Central Point Software, a supplier of PC and Macintosh software utilities, first as Vice President of Corporate Marketing and then as Vice President/General Manager of the Desktop Product Group. From 1991 to 1993 Mr. Meub was Vice President of Marketing and Product Development for Calera Recognition Systems, a supplier of optical character recognition software and hardware. Prior to 1991 Mr. Meub held positions with Software Publishing Corporation and the Clorox Company. Mr. Meub holds a B.A. from Stanford University and an M.B.A. from Northwestern University.

    DAN HAMMERSTROM, PH.D., the founder of the Company, served as interim President and Chief Executive Officer from September 1996 until December 1996, has been a Director of the Company since September 1988, Chief Technical Officer of the Company since May 1991 and President of the Company until June 1990. He was an Associate Professor in the Computer Science/Engineering Department at the Oregon Graduate Institute from 1985 until 1988 where he conducted research in VLSI neurocomputers. From 1980 to 1985 he was a computer architect and chip designer at Intel Corporation where he worked on the iAPX-432 and i960 family of chips. From 1977 to 1980 he was an Assistant Professor in the Electrical Engineering Department at Cornell University. Dr. Hammerstrom received a B.S.E.E. from Montana State University, an M.S.E.E. from Stanford University and a Ph.D. in Electrical Engineering from the University of Illinois.

    T. PETER THOMAS has served as a Director of the Company since September 1988. Mr. Thomas is a general partner of Institutional Venture Management III, IV and V, the general partners of Institutional Venture Partners III, IV, and V, respectively, all of which are venture capital funds. Institutional Venture Partners IV is a shareholder of the Company. Mr. Thomas has been a general partner with Institutional Venture Partners since November 1985. He received a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara. Mr. Thomas is also a Director of Atmel Corporation, TelCom Semiconductor Inc., and various private companies.

    FREDERICK M. HANEY, PH.D. has served as a Director of the Company since April 1991. Since August 1991, he has served as President of Venture Management Company, a technology-based business development firm. From 1984 through 1991 he was Executive Vice President of 3i Ventures Corporation, where he was responsible for founding and managing 3i Ventures California, a high technology venture capital firm. Dr. Haney received a B.A. in Mathematics from Ohio Wesleyan University, an M.S. in Mathematics from Colorado State University and a Ph.D. in Computer Sciences from Carnegie-Mellon University. Dr. Haney is also a Director of Rainbow Technologies, Inc. Cam Data Systems, Inc., Helisys, Inc. and various private companies.

    JEAN-CLAUDE PETERSCHMITT has served as a Director of the Company since May 1995. From 1967 to 1987, Mr. Peterschmitt served in various capacities with Digital Equipment Corporation, a corporate information systems supplier, most recently as General Manager, Vice President, Europe and Chairman of the European Board of Directors. Prior to that time, Mr. Peterschmitt was a member of Arthur D. Little's European Operations Research Group. He currently serves on the board of Radisys Corporation, Euroventures B.V., an association of European venture funds, Cabinet Benoit, a French consulting firm, as well as on a number of advisory boards such as the European Advisory Board of Sybase, Inc., a database and client-server software producer, Health on the Net Foundation and ACE Technology Fund. Mr. Peterschmitt received an engineering degree from Eidgenssische Technische Hochschule (Zurich) and an M.S. degree from the MIT Sloan School of Business.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held a total of eight (8) meetings during the year ended December 31, 1996. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. No Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served, during the time each Director was a member of the Board of Directors.

    The Audit Committee, which consisted of Messrs. Meub, Haney and Thomas, met two (2) times during fiscal 1996. The Audit Committee approves the engagement of the Company's independent auditors and services to be performed by such independent auditors and reviews the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee, which consisted of Messrs. Gibson and Thomas, met two (2) times during fiscal 1996. The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and approves option grants to employees, including officers and eligible directors.

COMPENSATION OF DIRECTORS

    Nonemployee Directors were paid an annual fee of $10,000, plus reasonable expenses pertaining to their service as Directors in 1996. Mr. Gibson received $4,375 per month from the Company as compensation for his services as Chairman of the Board of Directors and for consulting services in 1996. In 1996, options previously granted to Directors were canceled and repriced at $1.375 per share, for the purchase of the number of shares as follows; Mr. Gibson - 20,000 shares, Mr. Haney - 15,000 shares, Mr. Peterschmitt - 15,000 shares, and Mr. Thomas -15,000. Additionally, in 1996, Mr. Gibson was granted options to purchase 25,000 shares at $1.375 per share and 25,000 shares at $1.25 per share.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES FOR DIRECTOR. If a quorum is present, each of the six (6) nominees for Director who receives the greatest number of votes will be elected. The shareholders are not entitled to cumulative voting rights in electing Directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of elections for Director.



       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
                       (PROPOSAL NO. 2)


    KPMG Peat Marwick LLP has been the independent auditors for the Company since 1990 and, upon recommendation of the Audit Committee, their appointment as independent auditors for the 1997 fiscal year has been approved by the Board of Directors, subject to ratification by the Shareholders.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to answer appropriate questions.



    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. If a quorum is present, the ratification of the independent auditors will be approved if the votes cast by the shareholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.

                     AMENDMENTS TO THE 1988 STOCK INCENTIVE PLAN

                           (PROPOSAL NO. 3)


      The Company maintains its 1988 Stock Incentive Plan, as amended, (the "1988 Plan") to provide incentives to the Company's key employees and others who provide services to the Company. The Board of Directors believes that the availability of stock incentives is an important factor in the Company's ability to attract and retain the best available personnel for positions of substantial responsibility and to provide an incentive for them to exert their best efforts on behalf of the Company. A total of 1,800,000 shares of Common Stock have been reserved for issuance under the 1988 Plan. As of April 8, 1997, only 376,918 shares remained available for grant under the 1988 Plan and approximately 24 persons were eligible to participate in the 1988 Plan. The Board of Directors believes that additional shares will be needed under the 1988 Plan to provide appropriate incentives to employees and others.

     Accordingly, in March 1997, the Board of Directors approved, and recommends shareholder adoption of, an amendment to the 1988 Plan that would increase the number of shares reserved for issuance by an additional 600,000 shares, for an aggregate of 2,400,000 shares reserved for issuance under the 1988 Plan. In connection with this amendment, the Board of Directors has also approved an amendment to the 1988 Plan reserving 100,000 shares of the 600,000 additional shares for issuance upon exercise of options which may be granted to Directors in consideration of their services to the Company. The remaining 500,000 shares will be reserved for issuance upon exercise of options which may be granted to officers, employees and consultants of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENTS TO THE 1988 PLAN. If a quorum is present, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting will be required to approve the amendment to the 1988 Plan. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.

SUMMARY OF THE 1988 PLAN

  The following discussion is intended only as a summary of the material provisions of the 1988 Plan. Shareholders are encouraged to review the complete copy of the 1988 Plan, which is included herein as Exhibit A and marked to indicate the proposed amendments, in its entirety before voting on this proposal.

     GENERAL. The 1988 Plan gives the Board, or a committee which the Board appoints, authority to grant options to purchase Common Stock and stock purchase rights. Options granted under the 1988 Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, at the discretion of the Board or its committee.

     PURPOSES. The purposes of the 1988 Plan are to attract and retain the best available personnel for positions of substantial responsibility within the Company, to provide additional incentive to the employees of the Company and to promote the success of the Company's business.

     ADMINISTRATION. The 1988 Plan is administered by the Board or a committee of the Board in compliance with Rule 16b-3 so as to qualify the 1988 Plan for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     ELIGIBILITY. The 1988 Plan provides that stock options and stock purchase rights may be granted to employees (including officers and directors who are also employees) and consultants of the Company. Incentive stock options may be granted only to employees. The Board or a committee of the Board selects the participants and determines the number of shares to be subject to each stock option or stock purchase right.

     EXERCISE PRICE. The per share exercise price for shares issued pursuant to options or stock purchase rights granted under the 1988 Plan is determined by the Board or its committee and must not be less than 100% of the fair market value of the Common Stock, in the case of incentive stock options, and 85% of the fair market value of the Common Stock, in the case of nonstatutory stock options or stock purchase rights, on the date of the grant. Fair market value per share is the closing price as reported on the Nasdaq Stock Market on the date of grant. Incentive and nonstatutory stock options granted to Shareholders owning more than 10% of the Company's outstanding stock are subject to the additional restriction that the exercise price must be equal to at least 110% of the fair market value on the date of grant.

     OPTIONS. Each option is evidenced by a written agreement between the Company and the person to whom such option is granted. The Board or its committee determines the terms of the options granted under the 1988 Plan. Each option shall be designated either an incentive stock option or a nonstatutory stock option except that, to the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company) exceeds $100,000, such excess options shall be treated as nonstatutory stock options. Options granted typically vest 25% after one year and ratably each month over the next three years. Pursuant to the 1988 Plan, options may be subject to the following additional terms and conditions.

         (a) TERM OF OPTIONS. The term of each option granted under the 1988 Plan is ten years from the date of grant in the case of incentive stock options and ten years and one day in the case of nonstatutory options, unless a shorter period is provided in the stock option agreement. However, options granted to an optionee who, at the time of the grant, owns stock representing more than 10% of the Company's outstanding stock, expire five years from the date of grant in the case of incentive stock options and five years and one day from the date of grant in the case of nonstatutory options.

         (b) EXERCISE OF OPTION. The optionee must earn the right to exercise the option by continuing to work for the Company. The Board or a committee of the Board may determine when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Board or its committee.

         (c) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship with the Company is terminated for any reason other than death or permanent disability, options outstanding under the 1988 Plan may be exercised within three months (or with respect to non-qualified Options, such other period of time as determined by the Board, not to exceed certain limits) after the date of such termination to the extent the options were exercisable on the date of termination.

         (d) DISABILITY. If an optionee's employment by the Company terminates because of total and permanent disability, options outstanding under the 1988 Plan may be exercised within twelve months (or with respect to non-qualified Options, such other period of time as determined by the Board not to exceed certain limits, but in no event later than the date of expiration of the term of such option) after termination to the extent such options were exercisable at the date of termination.

         (e) DEATH OF OPTIONEE. If an optionee should die while employed by the Company, options may be exercised at any time within twelve months (or such other period of time as determined by the Board not to exceed certain limits, but in no event later than the date of expiration of the term of such option) after death to the extent the options were exercisable at the date of death.

     STOCK PURCHASE RIGHTS. Each stock purchase right is evidenced by a written agreement between the Company and the person to whom such right is granted. The Board or its committee determines the terms relating to the right, including the time within which such person must accept the offer to purchase, which shall in no event exceed six months from the date of grant. Unless the Board determines otherwise, the Company will have a right to repurchase shares in the event of termination of the purchaser's employment. Such repurchase right will lapse at a rate determined by the Board.

     OTHER PROVISIONS. The option or stock purchase right may contain other terms, provisions and conditions not inconsistent with the 1988 Plan as may be determined by the Board or its committee.

     NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. The options and stock purchase rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee or purchaser, only by such optionee or purchaser.

     ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR MERGER. In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option or stock purchase right. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor, unless the Board determines in its discretion to accelerate the exercisability of such options.

     AMENDMENT AND TERMINATION OF THE 1988 PLAN. The Board may amend or terminate the 1988 Plan from time to time in such respects as the Board may deem advisable without approval of the Shareholders; provided, however, that stockholder approval of amendments to the 1988 Plan shall only be required to the extent necessary to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation). In any event, the 1988 Plan shall terminate in 1998. Any options or stock purchase rights outstanding under the 1988 Plan at the time of its termination shall remain outstanding until they expire by their terms.

     TAX INFORMATION. Options granted under the 1988 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing summary of the effects of federal income taxation upon the participant and the Company with respect to the purchase of shares under the 1988 Plan does not purport to be complete, and reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 28, 1997 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, the Chief Executive Officer and the four other most highly compensated executive officers and (iii) all Directors and executive officers as a group.



                                                  SHARES BENEFICIALLY OWNED (1)
                                                  -----------------------------
    NAME OF BENEFICIAL OWNER                          SHARES         PERCENT
                                                   ------------    -----------

    Institutional Venture Partners IV (2)            883,463         12.2%
      3000 Sand Hill Road, Bldg. 2, Suite 290
      Menlo Park, CA  94025

    T. Peter Thomas (3)                              913,985         12.6
      3000 Sand Hill Road, Bldg. 2, Suite 290
      Menlo Park, CA  94025

    Daniel J. Meub                                   41,667            *

    Dan Hammerstrom, Ph.D.                          170,030           2.3

    C. Scott Gibson (4)                             101,600           1.4

    Wendell Henry                                    56,521            *

    Michael Amundson                                  3,389            *

    Frederick M. Haney, Ph.D.                        13,467            *

    Jean-Claude Peterschmitt                         11,250            *

    All Executive Officers and Directors, as
     a group (nine (9) persons)                   1,311,909          17.9%



    --------------------------
      *    Less than one percent (1%).

    (1) Except as indicated in other notes to this table, each Shareholder listed has sole voting and dispositive power with respect to the shares beneficially owned, subject to applicable community property laws. As required by applicable regulations adopted by the Securities and Exchange Commission, the calculations assume that the shares of Common Stock subject to options or warrants or convertible securities that are exercisable or convertible within sixty days of March 28, 1997 are outstanding with respect to the Shareholder who owns such options or warrants or convertible securities, but not with respect to any other Shareholder. The number of stock options that are exercisable within 60 days of March 28, 1997 is as follows: Mr. Thomas - 11,250, Mr. Meub - 41,667, Dr. Hammerstrom - 149,363, Mr. Gibson - 46,650, Mr. Henry - 56,521, Mr. Amundson - 3,389, Dr. Haney - 11,800, Mr. Peterschmitt - 11,250, and all executive officers and directors as a group - 328,501.

    (2) Institutional Venture Partners IV is the record holder of 598,050 shares of Common Stock and 285,413 shares of Common Stock subject to warrants exercisable through November 2, 1998. Mr. Thomas is a Director of the Company and General Partner of Institutional
    Venture Management IV, which is the General Partner of
    Institutional Venture Partners IV. Mr. Thomas disclaims beneficial ownership of these shares except to the extent of his individual partnership interest.

    (3) Of the shares indicated as owned by Mr. Thomas, 838,208 are owned by Institutional Venture Partners IV. Mr. Thomas is the General Partner of Institutional Venture Management IV, which is the General Partner of Institutional Venture Partners IV, and all of such shares are included because of his affiliation with those
    entities.   As such, Mr. Thomas may be deemed to have an indirect
    pecuniary interest in an indeterminate portion of the shares beneficially owned by Institutional Venture Partners IV. Mr. Thomas disclaims beneficial ownership of these shares except to the extent of his individual partnership interest.

    (4) Of the shares indicated as owned by Mr. Gibson, 54,950 are held by the Charles Scott Gibson Living Trust, over which Mr. Gibson has sole voting power.


                                     MANAGEMENT


EXECUTIVE OFFICERS

  Information with respect to the Company's current executive officers is set forth below. Officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified.

    Name                     Age  Position
    ----------------         ---  -------------------------------------

    Daniel J. Meub           43   President, Chief Executive Officer and
                                  Director
    Dan Hammerstrom, Ph D    48   Chief Technical Officer and Director
    Wendell Henry            53   Vice President, Engineering
    Michael Amundson         41   Vice President, California Operations


  Information concerning Dr. Hammerstrom and Mr. Meub is set forth under "Election of Directors."

  WENDELL HENRY has served as Vice President of Engineering since October 1989. Mr. Henry was Director of Engineering of the Context Division of Mentor Graphics Corp, a supplier of computer aided design equipment and software, from March 1989 to October 1989. Mr. Henry was Vice President of Software Engineering for Saba Technologies, a startup company developing OCR products for the PC marketplace, from 1984 until 1989. Prior to joining Saba, Mr. Henry was Manager of System Software

Development for Apple Computer from 1980 until 1984. Mr. Henry holds a B.S.A.A.E. from Northrop Institute of Technology and an M.S. in Computer Science from San Jose State University.

  MICHAEL AMUNDSON resigned from the Company on January 1, 1997. Mr. Amundson had served as Vice President of California Operations since May 1992.


                             EXECUTIVE COMPENSATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1996, 1995 and 1994.


                              SUMMARY COMPENSATION TABLE



                                                                      LONG TERM
                                                  ANNUAL             COMPENSATION
                                                ----------         ----------------
                                              COMPENSATION($)           STOCK
                                            --------------------       OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY      BONUS(1)     GRANTED(#)(2)  COMPENSATION($)(3)
---------------------------        ----     ------      --------     -------------  -------------------

Daniel J. Meub (4)                 1996     10,961        --           200,000           --
  President and Chief Executive    1995       --          --             --              --
  Officer since December 1996      1994       --          --             --              --

Dan Hammerstrom (4)                1996    118,125        --            38,150          5,555
  Chief Technical Officer          1995    113,287        --              --            4,618
                                   1994    108,150        --              --            2,993

Michael Amundson                   1996    122,909      115,000         18,150          5,109
   Vice President, California      1995    110,250        --              --            3,647
    Operations                     1994     90,500        --              --            2,594

Wendell Henry                      1996    111,286        --            28,150          4,401
  Vice President, Engineering      1995    109,961        --              --            3,647
                                   1994    106,000        --              --            2,594

John J. Migliore (4)               1996    149,423        --           210,000          4,755
  President and Chief Executive    1995       --          --              --             --
  Officer until  September 1996    1994       --          --              --             --





         (1) Amount represents a bonus paid to Mr. Amundson for work completed under a product development incentive agreement with the Company.

         (2) Options to purchase 18,150, 18,150, 18,150 and 150,000 shares of the Company's Common Stock granted to Dr. Hammerstrom and Messrs. Amundson, Henry and Migliore, respectively, in 1994 and 1995, were repriced in 1996. Pursuant to the rules of the Securities and Exchange

         Commission, such repriced options are included as options granted in 1996 in this table. See "Ten-Year Option Repricing", below.

         (3) Amounts represent premium payments made by the Company with respect to (i) insurance policies for the lives of Dr. Hammerstrom and Messrs. Amundson, Henry and Migliore for which the Company is not the beneficiary, and (ii) various health insurance policies for each of Dr. Hammerstrom and Messrs. Amundson, Henry and Migliore and for their respective dependents.


         (4) Mr. Migliore served as President and Chief Executive Officer of the Company from March 4, 1996 through September 17, 1996, at which time Dr. Hammerstrom was named Interim President and Chief Executive Officer. In December 1996, Mr. Meub was hired as the Company's President and Chief Executive Officer.


STOCK OPTIONS

  The following table sets forth, for each of the named executive officers, information concerning options granted during the fiscal year ended December 31, 1996 under the Company's stock option plan.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
                     -------------------------------------------------------  POTENTIAL REALIZABLE
                                 PERCENT OF                                     VALUE AT ASSUMED
                                TOTAL OPTIONS                                    ANNUAL RATES OF
                                 GRANTED TO  EXERCISE                              APPRECIATION
                        OPTIONS   EMPLOYEES  PRICE         EXPIRATION           OPTION TERMS($)(3)
     NAME              GRANTED(1)  IN 1996   ($/SH)           DATE              5%             10%
     ----              ---------   -------   -----            ----             ---            -----

Daniel J. Meub          160,000     18.8       1.25         11/29/2006        125,779        318,749
                         40,000      4.7       1.25         11/29/2006         31,445         79,687
                        -------    -----                                     --------        -------
                        200,000     23.5                                      157,224        398,436



Dan Hammerstrom(2)      18,150       2.0       1.375         7/16/2006         15,695         39,774
                        10,000       1.2       1.375          8/9/2006          8,647         21,914
                        10,000       1.2       1.25          10/9/2006          7,861         19,922
                        -------    -----                                     --------        -------
                        38,150       4.4                                       32,203         81,610

Michael Amundson(2)     18,150       2.0       1.375         7/16/2006         15,695         39,774

Wendell Henry(2)        18,150       2.0       1.375         7/16/2006         15,695         39,774
                        10,000       1.2       1.375          8/9/2006          7,861         19,922
                        -------    -----                                     --------        -------
                        28,150       3.2                                       23,556         59,696

John J. Migliore(2)    210,000      24.6       1.375         7/16/2006        181,593        460,193




       (1) Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock on date of grant.
       Options granted to Mr. Meub vest ratably over a 24 month period, and options granted to Dr. Hammerstrom and Messrs. Amundson, Henry, and Migliore vest ratably over a twelve month period.

      (2) Options to purchase shares of the Company's Common Stock granted to Dr. Hammerstrom and Messrs. Amundson, Henry and Migliore in 1994 and 1995 were repriced in 1996. Pursuant to the rules of the Securities and Exchange Commission, such repriced options are included as options granted in 1996 in this table. See "Ten-Year Option Repricing", below. Mr. Migliore's options to purchase 210,000 shares of the Company's Common Stock expired on March 16, 1997.

      (3) The potential realizable value is calculated based on the term of the option at time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions


FISCAL YEAR END OPTION VALUES

    The following table sets forth, for each of the named executive officers, the aggregate dollar value realized upon exercise of stock options in 1996 and the number and value of unexercised options as of December 31, 1996.

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION VALUES


                                                       NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                       SHARES                                 OPTIONS AT                  IN-THE-MONEY OPTIONS
                      ACQUIRED          (1)               DECEMBER 31, 1996            AT DECEMBER 31, 1996(2)
                         ON            VALUE             -------------------           -----------------------
     NAME             EXERCISE       REALIZED      EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------        --------       --------      -----------      -------------     -----------     -------------

Daniel J. Meub          --              --             8,333           191,667             --                --

Dan Hammerstrom         --              --           137,063            12,300          $105,420             --

Michael Amundson       2,000          $7,100          26,357            16,210            20,269             --

Wendell Henry           --              --            50,997            17,254            31,908             --



         (1) The value realized on options exercised was calculated based on the net amount received per share from the sale of shares of stock minus the exercise price of the options.

         (2) The value of unexercised in-the-money options is calculated based on the closing price of the Company's Common Stock on December
         31, 1996, $1.219 per share. Amounts reflected are based on the assumed value minus the exercise price and do not necessarily indicate that the optionee sold such stock.

                         TEN-YEAR OPTION  REPRICINGS

    In connection with its restructuring in 1996, the Company was unable to retain certain of its key personnel. This resulted in an examination of the Company's incentive compensation programs available to such key personnel to retain and motivate them to complete the Company's restructuring efforts. The Company's Board of Directors noted that a significant difference between the exercise prices of certain stock options held by key personnel and the current market price of the underlying stock resulted in options providing little incentive, and that attractive offers from competitive companies resulted in key employees leaving the Company for other opportunities. The Board of Directors, therefore determined that establishing new, short term options based on pricing which more closely reflected the underlying stock price, was crucial to retention of key personnel who could see the Company through its restructuring efforts.

    The following table sets forth, for each of the named executive officers, information concerning the repricing of certain option grants in the last fiscal year. No other repricing has occurred in the previous ten years. Pursuant to the rules of the Securities and Exchange Commission, such repriced options are included as options granted in 1996 in the Summary Compensation Table and the Option Grants in Last Fiscal Year table, above.


                      TEN-YEAR OPTION REPRICINGS


                                                                                         LENGTH  OF
                               NUMBER                                                      ORIGINAL
                                 OF              MARKET                                   OPTION TERM
                             SECURITIES         PRICE OF     EXERCISE PRICE              REMAINING AT
                             UNDERLYING         STOCK AT       AT TIME                      DATE OF
                               OPTIONS           TIME OF          OF            NEW       REPRICING OR
                            REPRICED OR        REPRICING OR   REPRICING OR    EXERCISE    AMENDMENT
       NAME      DATE          AMENDED          AMENDMENT      AMENDMENT       PRICE        (YEARS)
--------------------------------------------------------------------------------------------------------


Dan Hammerstrom    7/16/1996    3,150          $1.375          $3.375         $1.375        8.20
                               15,000           1.375            6.50          1.375        9.21

Michael Amundson   7/16/1996    3,150           1.375           3.375          1.375        8.20
                               15,000           1.375            6.50          1.375        9.21


Wendell Henry      7/16/1996    3,150           1.375           3.375          1.375        8.20
                               15,000           1.375            6.50          1.375        9.21

John J. Migliore   7/16/1996   80,000           1.375            4.00          1.375        9.70
                               70,000           1.375            4.125         1.375        9.85
                               60,000           1.375            4.00          1.375        9.70


                             EMPLOYMENT AGREEMENTS


     The Company enters into confidentiality agreements with its full-time employees (including its executive officers) that prohibit disclosure of confidential information to anyone outside of the Company both during and subsequent to employment and require disclosure to the Company of ideas, discoveries or inventions relating to or resulting from the employee's work for the Company and assignment to the Company of all proprietary rights to such ideas, discoveries or inventions.



               REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


    Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION PHILOSOPHY

    The Compensation Committee establishes the general compensation policies for the Company's executive officers. The Compensation Committee is responsible for reviewing and approving the Company's compensation practices, executive pay levels and variable compensation programs. The Compensation Committee also grants stock options. The Omnibus Budget Act of 1993 added
Section 162(m) to the Internal Revenue Code of 1986, which limits to $1 million the deductibility of compensation (including stock-based compensation) individually paid to a publicly-held Company's chief executive officer and the four other most highly compensated executive officers. Compensation Committee intends to take all steps necessary to cause its compensation practices to comply with this limit on deductibility of executive compensation.

     The Compensation Committee has adopted an executive pay for performance philosophy covering the CEO and other executive officers emphasizing variable compensation in order to align executive compensation with business objectives and performance, and to attract, retain and reward executives who contribute to the long-term success of the Company. The Company's philosophy is based on a comprehensive review of competition, retention factors, and short-term and long-term prospects. The Company's compensation program for the CEO and executive officers is also applicable to the compensation policies for all other employees of the Company.

    SALARIES. The Company provides competitive salaries. The Company regularly surveys high-growth, development-stage high technology companies to ensure that its salary structure is competitive. The Company also utilizes the wage and salary surveys of the American Electronics Association targeting the fiftieth percentile for this purpose. The Compensation Committee annually assesses the performance and sets the salary of the Company's President and Chief Executive Officer, Daniel J. Meub. Mr. Meub annually assesses the performance of all other executive officers and recommends salary increases which are reviewed and approved by the Board of Directors.

     STOCK OPTIONS. The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's shareholders and, therefore, periodically grants stock options under the Company's stock option plans. Stock options are granted at the current market price and will only have value if the Company's stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Recommendations for option grants are based upon the relative position and responsibilities of each executive officer, expected contributions of each officer to the Company and previous option grants to such executive officers.

     In 1996, options to purchase shares of the Company's Common Stock which had been granted to Dr. Hammerstrom and Messrs. Amundson, Henry and Migliore in 1994 and 1995 were repriced. Pursuant to the rules of the Securities and Exchange Commission, such repriced options are included as options granted in 1996 in compensation tables in this proxy statement. See "Option Grants in Last Fiscal Year" and "Ten-Year Option Repricings."


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation of the Company's Chief Executive Officer for fiscal 1996 was based in part upon the same criteria described above. In addition, the Board of Directors broadly considered his personal skills, including leadership and the establishment and implementation of strategic direction for the Company. The Compensation Committee approved Mr. Meub's 1996 annual base salary of approximately $180,000.


     The Compensation Committee considers equity based compensation, in the form of stock options, to be an important component of the CEO's compensation. In 1996, the Compensation Committee granted Mr. Meub options to purchase 200,000 shares of the Company's Common Stock based on the standards described above. These grants are intended to motivate leadership for long-term Company growth and profitability.




COMPENSATION COMMITTEE


C. SCOTT GIBSON
T. PETER THOMAS

STOCK PERFORMANCE GRAPH

    The Securities and Exchange Commission requires a comparison on an indexed basis of cumulative total shareholder return for the Company, a relevant broad equity market index and a published industry or line-of-business index. Cumulative total shareholder return represents share value appreciation assuming dividend reinvestment. The Common Stock of the Company is traded on the Nasdaq Stock Market. Set forth below is a graph comparing cumulative total shareholder return (commencing with the November 3, 1993 initial public offering) of the Company's Common Stock, the Nasdaq Stock Market (US) Index and the H&Q Technology Index.




                                 [performance graph]




The following contains monthly data of stock and index prices scaled to 100 at November 4, 1993, which were used to create the stock performance graph.


                                          H&Q
                        ADAPTIVE      TECHNOLOGY        NASDAQ
         DATES       SOLUTIONS, INC.    INDEX         U.S. INDEX
         -----       --------------     -----         ----------

         Nov-4-93       $100.00         $100.00         $100.00
         Dec-93           83.02          107.54          102.75
         Feb-94           62.26          115.21          104.88
         Apr-94           67.92          106.3            97.15
         Jun-94           43.40          100.6            93.83
         Aug-94           54.72          114.92          101.86
         Oct-94           67.92          122.94          103.60
         Dec-94           64.15          124.83          100.44
         Feb-95           59.44          133.57          106.34
         Apr-95           83.02          147.76          112.94
         Jun-95          116.98          168.54          125.24
         Aug-95          101.89          186.62          137.17
         Oct-95           92.45          194.40          139.52
         Dec-95           81.13          187.42          142.04
         Feb-96           83.02          198.90          148.18
         Apr-96           66.04          212.02          161.01
         Jun-96           29.25          199.94          160.81
         Aug-96           24.53          191.65          154.70
         Oct-96           22.64          209.27          164.71
         Dec-96           18.40          224.89          174.72

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Shareholder proposals complying with the applicable proxy solicitation regulations of the Securities and Exchange Commission, intended to be presented at the Annual Meeting, must be received by the Company by Decemb er 17, 1997 to be eligible for inclusion in the Company's proxy materials for such Annual Meeting. Such proposals should be directed to the attention of Daniel J. Meub, President and Chief Executive Officer, Adaptive Solutions, Inc., 1400 N.W. Compton Drive, Suite 340, Beaverton, Oregon 97006.

                                    OTHER MATTERS

    The Board of Directors is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of Proxy will vote such proxy in accordance with their best judgment on such matters.


               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of shares with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such received by it with respect to 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities have been complied with for 1996, except for late filings on Form 4 by Mr. Amundson reporting the exercise of options and the sale of stock, and by Dr. Hammerstrom reporting the sale of stock in May 1996 and a late filing on Form 3 by Mr. Meub reporting initial option holdings in December 1996.

                                ADDITIONAL INFORMATION

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996 accompanies this Proxy Statement, and includes the Company's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 1996.


                                       By Order of the Board of Directors,



                                       Daniel J. Meub
                                       President and Chief Executive Officer





    Beaverton, Oregon
    April 16, 1997

                                                                  APPENDIX A

                            ADAPTIVE SOLUTIONS, INC.
                           1988 STOCK INCENTIVE PLAN

NOTE: Material in BOLDFACE is new, and material in [brackets] has been deleted.


    1. PURPOSES OF THE PLAN. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

    Options granted hereunder may be either "incentive stock options," as defined in Section 422A of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company's Common Stock may be sold hereunder independent of any Option grant.

    2.   DEFINITIONS.  As used herein, the following definitions shall apply:

    (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

    (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

    (d)  "COMPANY" shall mean Adaptive Solutions, Inc., an Oregon corporation.

    (e) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

    (f) "CONSULTANT" shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and its compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

    (g) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

    (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

    (i) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

    (j)  "OPTION" shall mean a stock option granted pursuant to the Plan.

    (k)  "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

    (l) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

    (m) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

    (n)  "PLAN" shall mean this Stock Incentive Plan.

    (o) "SHARE" shall mean a share of the of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

    (p) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and/or sold under the Plan is 2,400,000 [1,800,000] shares of Common Stock. 100,000 OF THE 2,400,000 SHARES SUBJECT TO THE PLAN SHALL BE RESERVED FOR OPTION GRANTS OR SHARE SALES TO DIRECTORS OF THE COMPANY. ALL REMAINING SHARES SHALL BE AVAILABLE FOR OPTION GRANTS OR SHARE SALES TO THOSE PERSONS SET FORTH IN SECTION 5 OF THE PLAN. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant and/or sale under the Plan. If Shares purchased under the Plan are repurchased by the Company pursuant to restrictions applicable to such Shares, the number of Shares repurchased shall, unless the Plan shall have been terminated, become available for future grant and/or sale under the Plan only if the purchaser of those Shares received no benefits of ownership from the Shares other than voting rights or unrealized accumulated dividends.

    4.   ADMINISTRATION OF THE PLAN.

         (a) INITIAL PLAN PROCEDURE. Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board.

         (b) PLAN PROCEDURE AFTER THE DATE, IF ANY, UPON WHICH THE COMPANY BECOMES SUBJECT TO THE EXCHANGE ACT.

             (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

            (ii) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Options to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                (iii) ADMINISTRATION WITH RESPECT TO CONSULTANTS AND OTHER EMPLOYEES. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Oregon corporate and securities laws, of the Code, and of any applicable stock exchange (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

           (c) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.


    5.   ELIGIBILITY.

        (a) PERSONS ELIGIBLE. Options may be granted and/or Shares sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or sold Shares may, if he is otherwise eligible, be granted an additional Option or Options or sold additional Shares.

       (b) ISO LIMITATION. No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

      (c) SECTION 5(b) LIMITATIONS. Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "non-qualified Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a non-qualified stock Option.

      (d) NO RIGHT TO CONTINUED EMPLOYMENT. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

   6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

    7.   TERM OF OPTION.  The term of each Incentive Stock Option shall be ten
(10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement.

    8.   EXERCISE/PURCHASE PRICE AND CONSIDERATION.

        (a) EXERCISE/PURCHASE PRICE. The per Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a direct sale shall be such price as is determined by the Board, but shall be subject to the following:

             (i) In the case of an Incentive Stock Option

                 (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant;

                 (B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

         (ii) In the case of a non-qualified stock Option or direct sale

                 (A) granted or sold to a person who, at the time of the grant of such Option or authorization of such sale, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise/purchase price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant or authorization of sale;

                 (B) granted or sold to any other person, the per Share exercise/purchase price shall be no less than eighty-five percent (85%) of the fair market value per Share on the date of grant or authorization of sale.

    (b) FAIR MARKET VALUE. The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for the date of grant or authorization of sale, as reported in THE WALL STREET JOURNAL (or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or authorization of sale, as reported in THE WALL STREET JOURNAL.

    (c) CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a direct sale, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or any combination of such methods of payment for the issuance of shares.

    9.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

    An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Board. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

    Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. If an Employee or Consultant ceases to serve as an Employee or Consultant (as the case may be), he may, but only within three (3) months (or with respect to non-qualified Options, such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of the non-qualified Option) after the date he ceases to be an Employee or Consultant (as the case may be) of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 9(b) above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months (or with respect to non-qualified Options, such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of the non-qualified Option) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

    (d) DEATH OF OPTIONEE. In the event of the death of an Optionee during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of the Option) following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise as of the date of death.

    (e) RULE 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    10. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receive of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Board may specify in the notice, and the Option will terminate upon the expiration of such period.

    12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

    13.  AMENDMENT AND TERMINATION OF THE PLAN.

    (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the Plan:

         (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

         (ii) any change in the designation of the class of employees or consultants eligible to be granted Options; or


       (iii) if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

    (b) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 17(a) of the plan.

    (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

    14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or a sale unless the exercise of such Option or consummation of the sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option or a sale, the Company may require the person exercising such Option or purchasing the Shares to represent and warrant at the time of any such exercise or sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting,it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, such holders being present or represented and entitled to vote thereon. If and in the event that the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the approval of such shareholders of the Company shall be:

         (a) SOLICITATION.

             (i) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or

            (ii) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

    (b) TIME. Obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

    If such shareholders approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company.

                              ADAPTIVE SOLUTIONS, INC.
       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 1997

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 16, 1997 and hereby names, constitutes and appoints Mr. Daniel J. Meub with full power of substitution, my true and lawful attorney and Proxy for me and in my place and stead to attend the Annual Meeting of the Shareholders of Adaptive Solutions, Inc. (the Company) to be held at 8:30 a.m. on Wednesday, May 21, 1997 and at any adjournments thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 28, 1997, with all the powers that the undersigned would possess if he were personally present.




                           (TO BE SIGNED ON REVERSE SIDE)           SEE REVERSE
                                                                       SIDE

                                                                |
/X/ PLEASE MARK YOUR                                            |__ __
    VOTES AS IN THIS
    EXAMPLE.

                             FOR ALL NOMINEES LISTED       WITHHOLD AUTHORITY
                             BELOW (EXCEPT AS MARKED        (TO VOTE FOR ALL
                                TO THE CONTRARY)          NOMINEES LISTED BELOW)

1. PROPOSAL 1 --
   Election of                      /   /                         /   /
   Directors

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

C. SCOTT GIBSON     DANIEL J. MEUB               DAN HAMMERSTROM, PH.D.
T. PETER THOMAS     FREDERICK M. HANEY, PH.D.    JEAN-CLAUDE PETERSCHMITT

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.


                                                  FOR      AGAINST     ABSTAIN
2. PROPOSAL 2  -- To ratify the appointment of
   KPMG Peat Marwick LLP as the Company's        /  /       /  /         /  /
   independent auditors for the fiscal year ending December 31, 1997.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.


3. PROPOSAL 3 -- To approve the proposed
   amendments to the Companys 1988 Stock         /  /       /  /         /  /
   Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.


4. Upon such other matters as may properly come before, or incident to the conduct of the annual meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE SIX NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

                I do / / do not / / plan to attend the meeting. (Please check)


Dated ____________

Shareholder (print name)________________Shareholder (sign name)________________ The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices, 1400 NW Compton Drive, Suite
340, Beaverton, Oregon, 97006, prior to the annual meeting. The power of Proxy holders shall also be suspended if the shareholder signed above appears at the annual meeting and elects in writing to vote in person.